SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Ten Post Office Square, Boston, Massachusetts   02109

(Address of principal executive offices)   (Zip code)

(617) 912-1900

(Registrant’s telephone number, including area code)

Item 5.  Other Events and Required FD Disclosure

Boston Private Financial Holdings, Inc. has not yet received the bank regulatory approvals necessary to complete its previously announced acquisition of an 80% interest in Dalton, Greiner, Hartman, Maher and Company (“Dalton, Greiner”) of New York, New York. The required regulatory approvals have been delayed pending completion of a review of progress in achieving the goals of a previously disclosed informal agreement entered into by the Company’s subsidiary, Boston Private Bank & Trust Company (the “Bank”), with federal and state bank regulatory authorities to enhance its Bank Secrecy Act program.

The Company’s agreement to acquire Dalton, Greiner is subject to a condition that regulatory approvals be received by October 1, 2003. The Company will not receive such approvals by October 1, 2003 and is in negotiations with the other parties to extend the time period for receipt of the required approvals and completion of the transaction. Further, the Company and the Bank are continuing to work closely with the bank regulatory agencies with the objective of receiving regulatory clearance by year-end 2003 or during the first quarter of 2004. This clearance would also permit the announced acquisition of First State Bancorp and Bingham, Osborn & Scarborough, LLC to go forward as well as the development of other strategic growth initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: September 30, 2003	/s/ Walter M. Pressey
Walter M. Pressey
President and Chief Financial Officer